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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
NORTHWEST AIRLINES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, Minnesota 55121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2000

To the Stockholders of Northwest Airlines Corporation:

    The Annual Meeting of Stockholders of Northwest Airlines Corporation (the "Corporation") will be held at the Equitable Life Building, 787 Seventh Avenue, New York, New York 10019 on Friday, April 28, 2000, at 9:30 a.m., Eastern Daylight Time, for the following purposes:

  (1)
  To elect fifteen directors of the Corporation to serve terms of one year and until their successors have been duly elected and qualified. Three of the director nominees will be elected exclusively by the holders of the Series C Preferred Stock of the Corporation in accordance with the provisions of the Certificate of Designation with respect to the Series C Preferred Stock.

  (2)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on February 29, 2000 as the record date for determination of the stockholders authorized to receive notice of and to vote at the meeting. A complete list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, during ordinary business hours for a period of ten days prior to the meeting. The list will also be available on April 28, 2000 at the place of the meeting. Your attention is directed to the accompanying proxy statement.

                      By Order of the Board of Directors,
                      /s/ Douglas M. Steenland
                      Douglas M. Steenland
                       Executive Vice President, Chief
                      Corporate Officer and Secretary

March 29, 2000
Eagan, Minnesota

If you plan to attend the Annual Meeting, check the appropriate box on your proxy card when you return it or respond appropriately if voting by telephone, and bring to the Annual Meeting the admission ticket that is printed on the last page of the proxy statement. You must have an admission ticket (printed on the last page of the proxy statement) or other proof of share ownership to be admitted to the Meeting. If you do not plan to attend the Meeting, please vote your shares by telephone (via the 1-800 number indicated on the accompanying proxy card) or by mail. If you choose to vote by mail, please sign the proxy card and return it in the envelope so that your shares will be voted. The envelope requires no postage if mailed in the United States.

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NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, Minnesota 55121

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 2000

GENERAL INFORMATION

Solicitation of Proxies

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Airlines Corporation (as defined below, the "Corporation") for use at the Annual Meeting of Stockholders to be held on Friday, April 28, 2000 at the Equitable Life Building, 787 Seventh Avenue, New York, New York 10019 at 9:30 a.m. Eastern Daylight Time or at any postponement or adjournment thereof (the "Annual Meeting"). This proxy statement and the accompanying proxy card are being mailed to stockholders on or about March 29, 2000.

    The cost of this solicitation, including all expenses incurred in preparing, printing and mailing this proxy statement, will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited by certain directors, officers and employees of the Corporation in person and by telephone. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Corporation also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy material to the beneficial owners of shares held of record and will reimburse such persons for their expenses in connection therewith.

Outstanding Shares and Voting Rights

Outstanding Shares

    The Board of Directors has set February 29, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were outstanding 84,637,279 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 5,173,677 shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). These securities constitute the only classes of securities entitled to vote at the Annual Meeting.

Voting Rights

  Common Stock

    Each outstanding share of Common Stock entitles the holder thereof to one vote on all matters to be voted on by the Corporation's stockholders other than the election of directors to be elected by the holders of Series C Preferred Stock (the "Series C Directors").

    Series C Preferred Stock  The Series C Preferred Stock is held by certain trusts established pursuant to the Northwest Airlines Corporation Employee Stock Plan (the "Employee Stock Plan") for the benefit of certain employees of Northwest Airlines, Inc. ("Northwest Airlines") and by certain former employees of Northwest Airlines to whom such stock has been distributed from the trusts and their spouses, children and heirs (collectively, "Qualified Holders"). The trusts for the benefit of participating employees were established as part of an overall revised compensation plan for the employees of Northwest Airlines provided by labor agreements entered into in 1993. The Corporation's Restated Certificate of Incorporation provides that each share of Series C Preferred Stock is convertible at any time prior to redemption into 1.364 shares of Common Stock. The Series C Preferred Stock votes with the Common Stock on all matters submitted to stockholders for a vote, except with respect to the election of directors. Each outstanding share of Series C Preferred Stock held by a Qualified Holder is entitled to the number of votes equal to 1.364 votes per share at the Annual Meeting. Shares of Series C Preferred Stock automatically convert into shares of Common Stock upon their sale or transfer to a non-Qualified Holder.

    With respect to the election of directors, the Series C Preferred Stock, voting as a separate class, is entitled to elect three Series C Directors, one of whom is nominated by the International Brotherhood of Teamsters (the "IBT"), one by the International Association of Machinists and Aerospace Workers (the "IAM") and one by the Northwest Master Executive Council ("Northwest MEC") of the Air Line Pilots Association, International ("ALPA"). Until July 31, 2003, the number of Series C Directors will be the greater of three or the number that represents at least 15 percent of the Corporation's directors. Qualified Holders of Series C Preferred Stock are entitled to vote for or against the three Series C Director nominees as a slate and are not entitled to vote for or against any single Series C Director nominee and are not entitled to vote for the election of any other directors of the Corporation. The Corporation has agreed to extend the Northwest MEC's right to nominate a member of the Board of Directors until September 13, 2005, which is three years after the date on which the current collective bargaining agreement between Northwest Airlines and ALPA becomes amendable.

Stockholders Agreements

    In connection with the acquisition in 1989 of the Corporation's principal indirect subsidiary, NWA Inc., which is the parent of Northwest Airlines, the original investors in the 1989 acquisition of NWA Inc. (the "Original Investors") and the Corporation's predecessor entered into an agreement (as amended, the "Stockholders' Agreement"). The Stockholders' Agreement expired in accordance with its terms on July 21, 1999.

    In connection with the Corporation's acquisition in November 1998 of beneficial ownership of approximately 8.7 million shares of Class A Common Stock of Continental Airlines, Inc. (the "Continental Shares"), the Corporation issued 2,631,784 shares of Common Stock to certain former partners of Air Partners, L.P. (the "Partners") pursuant to an Investment Agreement dated as of January 25, 1998 (as amended, the "Investment Agreement"). Pursuant to the Investment Agreement, an affiliate of one of the Partners or its permitted assignee has the right to designate an individual for election to the Board of Directors. James G. Coulter is the designee.

    The Partners are also party to a Standstill Agreement dated as of November 20, 1998 (the "Standstill Agreement") between the Partners and the Corporation. All 2,631,784 shares of Common Stock held by the Partners are subject to the voting restrictions provided for in the Standstill Agreement. Pursuant to the

Standstill Agreement, the Partners are required to vote their shares of Common Stock in favor of the election to the Board of Directors of the individuals recommended by the Corporation's Board of Directors. The Standstill Agreement also contains customary restrictions on the Partners' ability (i) to participate or vote in proxy solicitations in opposition of a recommendation or proposal of the Corporation's Board of Directors, (ii) to make stockholder proposals or seek the removal of a member of the Corporation's Board of Directors, or (iii) to seek to effect any control or influence over the management of the Corporation. The Standstill Agreement has a term of five years subject to earlier termination in certain events.

Foreign Ownership of Shares

    The Federal Aviation Act prohibits non-United States citizens from owning more than 25 percent of the voting interest of a company such as the Corporation, which owns a United States air carrier. The Corporation's certificate of incorporation provides that no share of the Corporation's voting stock may be voted by or at the direction of persons who are not United States citizens unless such shares are registered on a separate stock registry maintained by the Corporation for non-United States holders (the "Foreign Stock Registry"). The Corporation's Bylaws provide that no shares of the Corporation's voting stock held by non-United States citizens will be registered on the Foreign Stock Registry if the amount so registered would exceed foreign ownership restrictions, currently 25 percent of the voting stock of the Corporation.

    As of the Record Date, shares representing less than one percent of the total outstanding voting stock of the Corporation (on a fully diluted basis) are registered on the Foreign Stock Registry. Any holder of Common Stock who is not a United States citizen and has not registered its shares on the Foreign Stock Registry maintained by the Corporation will not be permitted to vote its shares at the Annual Meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on the Corporation's Foreign Stock Registry.

    Under Section 40102(a)(15) of the Federal Aviation Act, the term "citizen of the United States" is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, and (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

Voting Procedures

    Whether or not you plan to attend the Annual Meeting please take the time to vote your shares as soon as possible. You may vote your shares by telephone or by returning the accompanying proxy card properly signed.

    Voting by Telephone.  Stockholders of record may vote by using the toll-free number listed on the proxy card. Telephone voting is also available to stockholders who hold their shares in the Employee Stock Plan. The telephone voting procedure is designed to verify stockholders through use of a Control Number that is provided on each proxy card. The procedure allows you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy card for specific instructions.

    Voting by Mail.  Stockholders may sign, date and mail their proxies in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

Revoking Your Proxy

    A proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by written notice to the Office of the Secretary of the Corporation, by delivery of a later-dated proxy (either by mail or by telephone) prior to the voting of the proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

Quorum; Vote Required

    The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and Series C Preferred Stock that are outstanding and entitled to vote generally at the Annual Meeting is necessary to constitute a quorum, except that (i) with respect to the election of the Common Stock Directors (as defined below), the presence in person or by proxy of a majority of the holders of all shares of Common Stock is necessary to constitute a quorum and (ii) with respect to the election of the Series C Directors, the presence in person or by proxy of a majority of the holders of all shares of Series C Preferred Stock is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    The nominees for election to the Board of Directors (other than the nominees for the Series C Directors) receiving the greatest number of the affirmative votes cast by holders of Common Stock, up to the 12 directors to be elected, will be elected as directors. Accordingly, so long as a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. The election of the slate of nominees for the Series C Directors requires the affirmative vote by the holders of the majority of the Series C Preferred Stock present at the Annual Meeting and entitled to vote. Abstentions will have the same effect as votes against the slate of Series C Directors; a broker "non-vote" will be deemed shares not entitled to vote and will have no effect on the election of Series C Directors.

Voting Shares Held in the Employee Stock Plan

    Under certain of the trusts established under the Employee Stock Plan, shares allocated to the accounts of participants in the Employee Stock Plan may be voted as to certain matters by either returning the accompanying voting instruction card or providing voting instructions to the trustee by telephone in accordance with the instructions set forth on the voting instruction card. The trustees of the Employee Stock Plan will vote the number of shares allocated to a participant's account in accordance with the directions set forth on the voting instruction card or provided by telephone if such directions are received prior to 5:00 p.m. (EDT) on April 26, 2000. Allocated shares for which the trustees receive no instructions will be voted by the trustees in their discretion.

PROPOSAL 1
ELECTION OF DIRECTORS

    It is proposed that 15 directors be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until the director's earlier resignation or removal. Each nominee is presently a director of the Corporation and also serves as a director of Northwest Airlines Holdings Corporation, NWA Inc., and Northwest Airlines, which are direct and indirect subsidiaries of the Corporation. The 12 nominees to the Board of Directors to be elected by the holders of the Common Stock (the "Common Stock Directors") were nominated by the Chairman of the Board of Directors pursuant to the Corporation's Bylaws. Messrs. Benning, Kourpias and Ristow were nominated by the IBT, IAM and Northwest MEC, respectively, for election by the holders of the Series C Preferred Stock.

    The persons named in the enclosed proxy intend to vote the shares covered by proxies for the election of the director-nominees named below. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, which is not anticipated, the shares covered by proxies will be voted for such substitute nominee, if any, as may be recommended by the Chairman of the Board of Directors with respect to any nominee to be a Common Stock Director or as may be nominated by the IAM, IBT or Northwest MEC, as applicable, with respect to any nominee to be a Series C Director.

Information Concerning Director-Nominees

    Information with respect to the business experience and affiliations of the director-nominees follows:

Common Stock Directors

    Richard C. Blum, age 64, has served as a director of the Corporation since 1989. Mr. Blum is Chairman and President of Richard C. Blum & Associates, Inc., which is the general partner of BLUM Capital Partners, L.P. (formerly Richard C. Blum & Associates, L.P.), a merchant banking and long-term strategic equity investment management firm which acts as general partner for various investment partnerships and provides investment advisory services. Mr. Blum also serves as a director of the Shaklee Corporation (nutritional, household and personal care products), URS Corporation (architectural and engineering services), Glenborough Realty Trust (a REIT), CB Richard Ellis Services, Inc. (real estate services), and Playtex Products, Inc. (personal and household products). Mr. Blum is also Co-Chairman of Newbridge Capital, an investment management firm that invests in Asia and Latin America.

    Elaine L. Chao, age 46, was elected a director of the Corporation in January 1999. Ms. Chao has served as a Distinguished Fellow at The Heritage Foundation (research institute) since 1996. From 1992 to 1996, she was President and Chief Executive Officer of United Way of America (charitable and volunteer organization). Prior to joining United Way, Ms. Chao was director of the Peace Corps (international volunteer organization), deputy secretary of the U.S. Department of Transportation and chairman of the Federal Maritime Commission. Ms. Chao has also been a banker with Citicorp and Bank America and currently serves on the boards of directors of Dole Food Company, Inc. (food products), Protective Life Corporation (life insurance), Millipore (filtration technology), Raymond James Financial (financial services), and Columbia/HCA (healthcare).

    Alfred A. Checchi, age 51, has served as a director of the Corporation since 1989. He was Co-Chairman of the Board of Directors from 1991 to 1997 and sole Chairman of the Board of Directors from 1989 to 1991. Mr. Checchi is currently a private investor. Between 1983 and 1987, he was a principal of Bass Brothers Enterprises. Mr. Checchi began his business career at Marriott Corp. in 1975 and over the next eight years held a variety of management positions, including Vice President of Corporate Development and Treasurer.

    James G. Coulter, age 40, was a founding partner and since 1992 has served as a Managing Director of Texas Pacific Group, a private equity investment fund. From 1986 to 1992, Mr. Coulter was Vice President of Robert M. Bass Group, Inc., a private investment firm now doing business as Keystone, Inc. From 1986 to 1988, he also was associated with SPO Partners, a private investment firm. Mr. Coulter currently serves on the boards of directors of Beringer Wine Estates (wine producer), Globespan Semiconductor, Inc. (telecom chips), and Oxford Health Plans, Inc. (healthcare).

    John H. Dasburg, age 57, has served as President and Chief Executive Officer and a director of the Corporation since 1990. Mr. Dasburg joined the Corporation in November 1989 as Executive Vice President of Finance and Administration and was named President and Chief Executive Officer in November 1990. From 1987 to 1989, Mr. Dasburg served as President of Marriott's Lodging Group and as an Executive Vice President of Marriott Corp. From 1980 through 1987, he held various senior executive positions at Marriott. Prior to 1980, he was a partner of KPMG Peat Marwick. Mr. Dasburg serves on the boards of directors of The St. Paul Companies, Inc. (insurance) and Koninklijke Luchtvaart Maatschappij N.V. ("KLM") (airline). He also serves on the board of directors of the Mayo Foundation.

    Doris Kearns Goodwin, age 57, has served as a director of the Corporation since November 1997. Ms. Goodwin is a historian and author and has received numerous awards including the Pulitzer Prize in history in 1995. She is currently a member of the Harvard University Board of Overseers and was a Professor of Government at Harvard University from 1969 to 1977.

    Dennis F. Hightower, age 58, has served as a director of the Corporation since November 1997. Since July 1996, Mr. Hightower has been Professor of Management at the Harvard Business School. From March 1995 to June 1996 Mr. Hightower was President of Walt Disney Television & Telecommunications and from June 1987 to March 1995 he was President of Disney Consumer Products, Europe, Middle East and Africa. Mr. Hightower is also a director of The Gillette Company (consumer goods), PanAmSat Corporation (satellite communications), Phillips-Van Heusen Corporation (apparel manufacturing), and The TJX Companies, Inc. (apparel retailing).

    Frederic V. Malek, age 63, has served as a director of the Corporation since 1989. Mr. Malek served as President of Northwest Airlines from late 1989 to mid-1990 and was Vice Chairman of Northwest Airlines from 1990 through 1991. Mr. Malek is Chairman of Thayer Capital Partners, a Washington, D.C.-based merchant bank, which Mr. Malek formed in 1993. Mr. Malek is a director of American Management Systems, Inc. (computer services and consulting), Automatic Data Processing, Inc. (payroll data processing), CB Richard Ellis Services, Inc. (real estate services), FPL Group, Inc. (electric utility), HCR Manor Care, Inc. (healthcare facilities), Aegis Communications Group, Inc. (telecommunications-based marketing services), Global Vacation Group (vacation packages), SAGA SOFTWARE, Inc. (computer software), and various mutual funds sponsored by PaineWebber Group Inc.

    Walter F. Mondale, age 72, was elected as a director of the Corporation in January 1997 and had previously served as a director of the Corporation from 1989 to 1993. He is currently a partner of the law firm of Dorsey & Whitney LLP. Mr. Mondale served as the U.S. Ambassador to Japan from 1993 to 1996, served as Vice President of the United States from 1977 to 1981 and served in the U.S. Senate from 1964 through 1977. Mr. Mondale is on the board of directors of CNA Financial Corp. (insurance), Dain Rauscher Corporation (financial services), St. Jude Medical, Inc. (healthcare), UnitedHealth Group Corporation (healthcare), and various mutual funds sponsored by BlackRock Financial Management L.P. He also serves on the boards of directors of the Mayo Foundation and the University of Minnesota Foundation.

    V. A. Ravindran, age 52, has served as a director of the Corporation since 1992. Since 1987, Mr. Ravindran has been the Chairman of the Board and President of Paracor Company Inc. (formerly Elders Finance, Inc.), a United States merchant bank wholly owned by Fosters Brewing Group Ltd. of Australia. From 1987 to 1992, Mr. Ravindran was an Executive Director of EFG Holdings (USA), the finance group holding company of Fosters Brewing Group Ltd. of Australia, and continues to serve on the board of directors of that company.

    Leo M. van Wijk, age 53, has served as a director of the Corporation since November 1997 and previously served as a director of the Corporation from 1991 to 1996. Mr. van Wijk is President and Chief Executive Officer of KLM, a position he has held since August 1997. He joined KLM in 1971 and has held various positions with KLM; he was Managing Director from 1991 through 1996 and was Chief Operating Officer from January 1997 through August 1997.

    Gary L. Wilson, age 60, has served as a director of the Corporation since 1989. He has been Chairman of the Board of Directors since April 1997 and was Co-Chairman of the Board of Directors from 1991 to 1997. Mr. Wilson also serves as a director of CB Richard Ellis Services, Inc. (real estate services), On Command Corporation (hotel movie distribution systems) and The Walt Disney Company (entertainment). He joined Disney in 1985 as Executive Vice President and Chief Financial Officer and a director.

Before joining Disney, Mr. Wilson served for 11 years in executive positions at Marriott Corp., including Executive Vice President and Chief Financial Officer. Mr. Wilson serves on the board of trustees of Duke University.

Series C Directors

    Ray W. Benning, Jr., age 56, has been Director of the Airline Division of the International Brotherhood of Teamsters since 1995. Mr. Benning served as Assistant to the Director of the Teamsters Airline Division from 1993 to 1995 and as President of Teamsters Airline Local 2707 from 1985 to 1993.

    George J. Kourpias, age 67, has served as a director of the Corporation since July 1997. Mr. Kourpias is the retired International President of the IAM, a position he held from 1989 to 1997.

    Michael G. Ristow, age 54, was elected a director of the Corporation in January 1999. Captain Ristow has been a Northwest Airlines pilot for over 30 years and has served as a Captain Representative of ALPA since 1993.

    The Board of Directors recommends a vote FOR each of the nominees listed above.

Directors Emeritus

    Directors who have retired under the Corporation's retirement policy are appointed as Directors Emeritus. Such individuals are entitled to attend and participate in all Board of Directors meetings but are not entitled to vote at such meetings. Currently, Thomas L. Kempner and Melvin R. Laird are the only Directors Emeritus.

Attendance

    During 1999, the Board of Directors held five regularly scheduled and two special meetings. The Board of Directors will hold five regularly scheduled meetings in 2000. During 1999, each of the incumbent directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served with the exception of Mr. Checchi, Ms. Goodwin and Mr. van Wijk.

Committees Established by the Board

    The Board of Directors has established committees to assist it in the discharge of its responsibilities. The principal committees, their current members and the principal responsibilities of each are described below.

    The Finance Committee is presently comprised of Messrs. Dasburg (Chairman), Ristow and Wilson and five members of the Corporation's senior management. The committee reviews the Corporation's business and financial strategies, the annual operating and capital budgets and proposed capital expenditures and sales of the Corporation's assets and acquisitions in excess of $1 million. The committee has the authority to approve proposed capital expenditures, and acquisitions and sales of the Corporation's assets not exceeding $10 million. The committee met eight times during 1999.

    The Audit and Safety Committee is presently comprised of Messrs. Mondale (Chairman) and Benning and Ms. Chao. The committee provides assistance to the Board of Directors in fulfilling its responsibility to stockholders and the investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The committee also acts on behalf of the Board of Directors to review management's actions to see that the Corporation's operations are performed with the highest degree of safety. The committee met five times during 1999.

    The Compensation and Stock Option Committee is presently comprised of Messrs. Malek (Chairman), Hightower, Kourpias and Ravindran. The committee reviews and approves all general compensation, bonus and incentive programs and plans for management employees of the Corporation and all employment contracts, incentive programs or other financial arrangements between the Corporation and the Chief Executive Officer and the executives who report directly to the Chief Executive Officer. The committee participates in senior management succession planning, the review and approval of management succession programs, career development programs, senior management evaluation, and the development of training programs. The committee met five times during 1999. A subcommittee comprised of Messrs. Hightower and Ravindran exercises all of the powers, duties and responsibilities with respect to the Corporation's stock option plans.

Compensation of Directors

    The Corporation's current policy is to pay an annual retainer fee and meeting fees to its non-employee directors who are not directly affiliated with a former party to the Stockholders' Agreement. Currently, Messrs. Coulter, Hightower, Mondale and Ravindran and Ms. Chao and Ms. Goodwin are the only such directors. Each of these directors receives an annual retainer fee of $25,000 and an attendance fee of $1,000 for each Board meeting and each committee meeting attended. All directors of the Corporation are reimbursed for ordinary expenses incurred in connection with their attendance at Board and committee meetings. Directors and their spouses and dependent children are eligible for complimentary travel privileges on Northwest Airlines. In addition, each director is entitled to $25,000 per year of complimentary travel privileges on Northwest Airlines that may be extended to other persons, provided that any amount of such travel privileges utilized by those directors who receive an annual retainer fee reduces dollar for dollar the amount of the annual fee paid to such director.

    Each director is reimbursed by the Corporation for income taxes resulting from actual use of the complimentary travel privileges on Northwest Airlines by the director, his or her spouse and dependent children. The cost of the complimentary travel privileges extended to Board members, their spouses and dependent children in 1999, including the reimbursement obligation for income tax liability, was as follows: Richard C. Blum ($162); Alfred A. Checchi ($2,716); Doris Kearns Goodwin ($385); Dennis F. Hightower ($1,723); George J. Kourpias ($233); Frederic V. Malek ($94); Walter F. Mondale ($10,042); and V.A. Ravindran ($743). Messrs. Dasburg, Ristow and Wilson are considered employees of Northwest Airlines and as such are not subject to income taxes from the use of employee pass privileges. The Corporation does not maintain records with respect to the value of the personal use of employee pass privileges.

    In recognition of Mr. Wilson's significant contributions and performance as Chairman of the Board of the Corporation, in June 1999 the Board of Directors established The Chairman's Long-Term Retention and Incentive Program under which Mr. Wilson was awarded 400,000 phantom stock units. Under the terms of the plan, the vesting of such units in annual increments of 40,000 units over the ten-year term of the plan is subject to the achievement of annual performance objectives to be established each year by the administrator of the plan. Each vested unit represents the right to receive a cash payment equal to the average closing price of a share of Common Stock for the last ten trading days of the year in which such unit vested. For the year ended December 31, 1999 the applicable performance objectives were determined to have been satisfied and 40,000 units vested on December 31, 1999 in accordance with the provisions of the plan. Mr. Wilson received a cash payment of $913,612 in settlement of such vested units.

Compensation Committee Interlocks and Insider Participation

    During 1999, the members of the Compensation and Stock Option Committee were Messrs. Malek (Chairman), Hightower, Kourpias and Ravindran.

    Mr. Malek served as President of the Corporation from late 1989 to mid-1990. The committee members have no interlocking relationships as defined by the rules and regulations of the Securities and Exchange Commission.

Related Party Transactions

    Certain director-nominees are or have been executive officers of companies that sell services or extend credit to the Corporation in the ordinary course of business. Mr. Mondale is a partner of the law firm of Dorsey & Whitney LLP, which provides legal services to the Corporation. Mr. van Wijk is President and Chief Executive Officer of KLM. Northwest Airlines and KLM are parties to a trans-atlantic joint venture.

    Mr. Coulter is a principal stockholder of 1992 Air, Inc., which is the general partner of 1992 Air G.P., a Texas limited partnership. As described above under "Stockholders Agreements," in connection with the Corporation's acquisition of the Continental Shares in November 1998, the Corporation issued approximately 2.6 million shares of Common Stock and paid approximately $399 million in cash to certain former partners of Air Partners, L.P., including 1992 Air G.P.

BENEFICIAL OWNERSHIP OF SECURITIES

    The following table sets forth the holdings, as of February 29, 2000, of the Corporation's capital stock of each current director and nominee for director of the Corporation, each executive officer named in the Summary Compensation Table included in this proxy statement, all directors and executive officers of the Corporation as a group, and each person known to the Corporation to beneficially own more than five percent of any class of the Corporation's voting securities. Unless otherwise indicated, each named beneficial owner has sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Class of Security	Number of Shares(1)(2)	Percent of Class(1)(2)	Precent of Total Voting Power(14)
Directors
Gary L. Wilson(3)	Common Stock	17,200,768	20.3	18.7
Ray W. Benning, Jr.(4)	—	—	—	—
Richard C. Blum(5)	Common Stock	5,276,390	6.2	5.8
Elaine L. Chao	Common Stock	1,000	*	*
Alfred A. Checchi(6)	Common Stock	11,400,117	13.5	12.4
James G. Coulter(7)	Common Stock	1,108,808	1.3	1.2
John H. Dasburg	Common Stock	402,398	*	*
Doris Kearns Goodwin	—	—	—	—
Dennis F. Hightower	Common Stock	1,000	*	*
George J. Kourpias(8)	—	—	—	—
Frederic V. Malek(9)	Common Stock	633,752	*	*
Walter F. Mondale	Common Stock	1,900	*	*
V. A. Ravindran	Common Stock	2,000	*	*
Michael G. Ristow(10)	Common Stock	3,278	*	*
Leo M. van Wijk	—	—	—	—
Executive Officers
Richard H. Anderson	Common Stock	172,716	*	*
Douglas M. Steenland	Common Stock	195,594	*	*
Mickey P. Foret	Common Stock	74,999	*	*
J. Timothy Griffin	Common Stock	41,268	*	*
All directors and executive officers as a group (22 persons)	Common Stock	30,650,876	35.8	33.0
Other 5% Holders
BLUM Capital Partners, L.P.(5)	Common Stock	5,276,390	6.2	5.8
909 Montgomery Street, Suite 400
San Francisco, CA 84133
Mark A. McClain, as Trustee of the Trusts for ALPA employees	Common Stock	7,838,655	9.3	8.6
c/o State Street Bank & Trust Company	Series C Preferred	68	*	*
200 Newport Avenue, Q3N
North Quincy, MA 02171
Thomas R. Roth, as Trustee of the Trust for IAM employees	Series C Preferred	3,971,963	76.8	5.9
c/o State Street Bank & Trust Company
200 Newport Avenue, Q3N
North Quincy, MA 02171

Steven L. Hester, as Trustee of the Trust for IBT employees	Series C Preferred	1,172,109	22.7	1.7
c/o State Street Bank & Trust Company
200 Newport Avenue, Q3N
North Quincy, MA 02171
State Street Bank & Trust Company, as Trustee of the Trust for all other employees	Common Stock	1,546,922	1.8	1.7
200 Newport Avenue, Q3N	Series C Preferred(11)	19,576	*	*
North Quincy, MA 02171
AXA Financial, Inc.(12)	Common Stock	20,167,704	23.8	22.0
787 Seventh Avenue
New York, NY 10019
Institutional Capital Corporation(13)	Common Stock	4,334,700	5.1	4.7
225 West Wacker Drive, Suite 2400
Chicago, IL 60606

*
Less than 1%

(1)
The figures shown include the following shares allocated as of February 29, 2000 to the accounts of participants under the Employee Stock Plan: Ristow—2,890; Dasburg—2,430 shares; Anderson—1,957 shares; Steenland—6,157 shares; Foret—2,499 shares; Griffin—1,220 shares; and all directors and executive officers as a group—19,882 shares.

(2)
The Securities and Exchange Commission deems a person to have beneficial ownership of all shares that such person has the right to acquire within 60 days. The figures shown include the following shares subject to stock options granted under the 1990 Stock Option Plan, the 1994 Stock Incentive Plan or the Pilots Stock Option Plan of the Corporation which the particular individual or group has the right to acquire within 60 days of February 29, 2000: Wilson—160,000 shares; Ristow—388 shares; Dasburg—399,968 shares; Anderson—169,759 shares; Steenland—189,437 shares; Foret—22,500 shares; Griffin—40,048 shares; and all directors and executive officers as a group—1,054,910 shares.

(3)
Includes 5,875,946 shares of Common Stock held by members of Mr. Wilson's family as to which Mr. Wilson has sole voting power, and 5,940,651 shares of Common Stock owned by trusts for Mr. Checchi's family, as to which Mr. Checchi and Mr. Wilson, as trustee of such trusts, share voting and investment power. Mr. Wilson disclaims beneficial ownership of the shares held in such trusts. Mr. Wilson's address is Suite 350, 1455 Pennsylvania Ave., Washington, DC 20004.

(4)
Mr. Benning is the Director of the Teamsters Airline Division. Mr. Benning disclaims beneficial ownership of the shares beneficially owned by the trust for IBT employees under the Employee Stock Plan.

(5)
Includes (i) 538,502 shares beneficially owned by BLUM Capital Partners, L.P. (formerly Richard C. Blum & Associates, L.P.), and (ii) 4,737,888 shares beneficially owned by Richard C. Blum & Associates—NWA Partners, L.P., a limited partnership of which BLUM Capital Partners, L.P. acts as general partner. Mr. Blum is a partner of BLUM Capital Partners, L.P., and a controlling person and chairman of Richard C. Blum & Associates, Inc., the general partner of BLUM Capital Partners, L.P. Mr. Blum disclaims beneficial ownership of the shares beneficially owned by BLUM Capital Partners, L.P. and Richard C. Blum & Associates—NWA Partners, L.P. The address of Mr. Blum, BLUM Capital Partners, L.P. and Richard C. Blum & Associates—NWA Partners, L.P. is 909 Montgomery Street, Suite 400, San Francisco, CA 84133.

(6)
Includes 5,940,651 shares of Common Stock beneficially owned by trusts for Mr. Checchi's family, as to which Mr. Checchi shares voting and investment power with Gary L. Wilson who is the trustee of such trusts. Mr. Checchi's address is Northwest Airlines Corporation, 5101 Northwest Drive, St. Paul, MN 55111-3034.

(7)
The shares shown are beneficially owned by 1992 Air G.P., a Texas limited partnership, which is a former partner of Air Partners, L.P. Mr. Coulter is a principal stockholder of 1992 Air, Inc., which serves as the general partner of 1992 Air G.P. Mr. Coulter disclaims beneficial ownership of the shares held by 1992 Air G.P.

(8)
Mr. Kourpias is the retired International President of the IAM. Mr. Kourpias disclaims beneficial ownership of the shares beneficially owned by the trust for IAM employees under the Employee Stock Plan.

(9)
Includes 465,160 shares of Common Stock held by trusts for Mr. Malek's family.

(10)
Mr. Ristow is a Captain Representative of ALPA. Mr. Ristow disclaims beneficial ownership of the shares beneficially owned by the trust for ALPA employees under the Employee Stock Plan.

(11)
Represents shares of Series C Preferred Stock held by State Street Bank & Trust Company as trustee of the nonqualified trusts for the IAM and IBT employees.

(12)
Based on a Schedule 13G filed with the Securities and Exchange Commission on behalf of AXA Financial, Inc. (formerly known as The Equitable Companies Incorporated), indicating that at December 31, 1999, AXA Financial, Inc., through subsidiaries and affiliates, had sole voting power over 8,621,105 of such shares, shared voting power over 7,194,860 of such shares and sole dispositive power over all such shares.

(13)
Based on a Schedule 13G filed with the Securities and Exchange Commission on behalf of Institutional Capital Corporation and Robert H. Lyon (President and majority shareholder of Institutional Capital Corporation) indicating that at December 31, 1999, Institutional Capital Corporation, on behalf of its clients for which it serves as investment advisor, had sole voting power over 4,239,450 of such shares and sole dispositive power over all such shares.

(14)
The 5,173,677 shares of Series C Preferred Stock are convertible into 7,057,066 shares of Common Stock. Assumes conversion of the Series C Preferred Stock and the issuance of Common Stock pursuant to stock options that are exercisable within 60 days of February 29, 2000.

EXECUTIVE COMPENSATION

Report of Compensation and Stock Option Committee on Executive Compensation

Policy

    The goals of the Corporation's executive compensation programs are (i) to attract and retain the best and most experienced executives, (ii) to integrate executive and stockholder interests by means of equity, risk-based compensation, and (iii) to compensate executives based on both corporate and individual performances.

Discussion

    Base Salary.  The Committee reviews on an annual basis the base salary of Mr. Dasburg and each of the six senior executives who report directly to Mr. Dasburg. Adjustments in base salary are made on the basis of individual performance, promotions or expansion of duties, scope of responsibilities and corporate profitability. Also, on an ongoing basis, the Corporation surveys the base salaries of executives at the other large United States airlines and at other companies (such as large service or travel related companies) with whom the Corporation competes for executives. This comparison group is broader than the peer group included in the performance graph of total stockholder return because the Corporation competes for executive talent with a broader group of companies than is reflected in the performance graph peer group.

    Incentive Compensation Plan.  The Committee establishes annually an incentive compensation plan. The objectives of the 1999 Key Employee Cash Incentive Plan are: (i) the retention of key employees by delivering total annual compensation that is comparable to the compensation paid by airline and non-airline businesses with whom the Corporation competes for executives; (ii) the encouragement of teamwork and individual performance by providing rewards for achievement of corporate goals, as well as individual performance objectives, and (iii) the establishment of a diverse work force by providing rewards for achievement of affirmative action goals and other diversity efforts.

    The Cash Incentive Plan establishes for the senior executives who participate in the Plan a target incentive payment equal to a percentage of base salary as the award for 100 percent completion of corporate profitability and individual goals, which are assigned weightings of 75 percent and 25 percent, respectively. The target incentive payment for the senior executive participants, including the executive officers named in the Summary Compensation Table who participate in the Cash Incentive Plan (all except Mr. Dasburg), equaled 60 percent of base salary for 1999. For 120 percent completion of the corporate profitability goal, the target incentive for that portion of the incentive payment increases to a maximum of 125 percent of base salary on a weighted basis. Completion of the individual and diversity goals cannot on an aggregate basis for all employees participating in the Cash Incentive Plan exceed 100 percent of such goals, although particular individual employees may have a completion factor in excess of 100 percent.

    The corporate profitability component of the Cash Incentive Plan is based on the extent to which the Corporation meets its income contribution target for the year. The income contribution target is defined as operating income adjusted by adding back aircraft ownership costs (aircraft rentals and depreciation). The formula is designed to focus on the income and expense elements that management employees have the ability to influence through their performance. A performance formula is established annually based on the operating budget approved by the Board of Directors for the year, subject to adjustment by the Committee. The performance formula specifies levels of payment for specific levels of income contribution, expressed as a percent of the target incentive amount. In 1999, the income contribution necessary to attain 100 percent completion of the target incentive payment was $1,686 million. In 1999, the Corporation's adjusted income contribution totaled $1,712 million. The Corporation's financial performance must equal at least 90 percent of the income contribution target in order for there to be any payment under either the corporate or individual components of the Cash Incentive Plan, provided that the Committee has the discretion to make adjustments to the formula to normalize for certain non-recurring or external events during the year.

    The individual objective component of the Cash Incentive Plan is based on the degree to which participants meet individual performance objectives that have been established for the year as part of the Corporation's management by objective system. The Chief Executive Officer establishes the performance objectives for each of the executives reporting to him. These objectives typically number between six and ten and are weighted to reflect their relative priority.

    Stock Option Awards.  Pursuant to the Corporation's stock option plans, the Compensation Administration Subcommittee of the Committee (the "Subcommittee") may grant stock options and other stock based awards. The purpose of the stock option plans is to further the growth, development and financial success of the Corporation by aligning the personal interests of key employees through ownership of the Corporation's Common Stock with those of the Corporation's stockholders.

    Stock option awards generally are based on individual performance and contribution. The Chief Executive Officer makes recommendations to the Subcommittee with respect to stock option awards to the Corporation's executives. The Subcommittee determines stock option awards for the Chief Executive Officer.

    In 1999, the Subcommittee granted stock options to certain of the Corporation's director-level and above employees, including three of the executive officers named in the Summary Compensation Table (Messrs. Anderson, Steenland and Griffin). The number of stock options granted to an employee (including the named executive officers who received awards) was based on the employee's management level, compensation and performance.

    CEO Compensation.  Mr. Dasburg's base salary was established at $500,000 per year at the time Mr. Dasburg joined Northwest Airlines in November 1989 as Executive Vice President of Finance and Administration, and has not been changed since that time. Mr. Dasburg's target cash incentive payment, which is currently $500,000 per year, also remains at the level established when Mr. Dasburg joined the Corporation. Mr. Dasburg's actual incentive payment for 1999 equaled $528,500, reflecting the Company's improved financial performance for the year and Mr. Dasburg's performance relative to the goals and objectives established for him by the Committee for 1999. Among the factors the Committee took into account in determining Mr. Dasburg's 1999 incentive payment were the Corporation's 1999 net income, the profitability of the Corporation in comparison to other U.S. and foreign flag airlines, and the achievement of certain objectives relating to safety, the recruitment and retention of personnel and alliance relationships.

    In view of Mr. Dasburg's performance and importance to the Corporation's continuing profitability, he was awarded 80,000 phantom stock units in April 1999. 20,000 of such units vested immediately upon grant and were settled in cash based on the average closing price of a share of Common Stock during the period January 10 through January 20 of 1999. The remaining 60,000 units vest in annual increments of 20,000 each on December 31 of 1999, 2000 and 2001 so long as Mr. Dasburg remains employed by the Corporation on such date. Each such unit represents the right to receive a cash payment equal to the average closing price of a share of Common Stock during the period beginning on January 10 and ending on January 20 immediately following the applicable vesting date.

    Pursuant to the terms of the 1996 Northwest Airlines Corporation Retention and Long Term Incentive Compensation Plan (the "1996 Long Term Incentive Plan"), under which Mr. Dasburg was awarded 400,000 phantom stock units in January 1996, 50,000 phantom stock units vested on December 31, 1998, 25,000 of which vested based on the satisfaction of certain established performance standards for the two-year performance period ending on such date and 25,000 of which were accrued units earned for the two year performance period ended December 31, 1997. Mr. Dasburg received a cash payment of $2,668,500 on July 1, 1999 in settlement of such units. As of December 31, 1999, 300,000 units previously granted to Mr. Dasburg under the 1996 Long Term Incentive Plan remain unvested. The vesting of such units over the eight-year term of the plan is subject to the satisfaction of performance based criteria which are intended to measure corporate performance against preset quantifiable goals during each two-year performance period. The performance standards are established by the plan administrator during the initial three month period of each performance period and are intended to focus Mr. Dasburg on the accomplishment of key long term strategic objectives. Under the terms of the 1996 Long Term Incentive Plan, the administrator of the plan will determine, prior to the July 1, 2000 payment date, whether the performance standards have been satisfied for the two-year performance period ending December 31, 1999. Each unit that vests under the Plan has a fixed value of $53.37.

    In 1999, no stock options were granted to Mr. Dasburg.

    Compliance With the $1 Million Limit on Deductible Compensation.  In 1993, Section 162(m) of the Internal Revenue Code was enacted which denies a publicly held corporation, such as the Corporation, a federal income tax deduction for compensation in excess of $1 million in a taxable year paid to each of its chief executive officer and the four other most highly compensated executive officers. Certain "performance based" compensation, such as stock options awarded at fair market value, is not subject to the limitation on deductibility provided that certain stockholder approval and independent director requirements are met.

    To the extent consistent with the Corporation's compensation policies and the Committee's assessment of the interests of stockholders, the Corporation intends to design its executive compensation programs to preserve its ability to deduct compensation paid to executives under these programs. However, the Committee will balance the costs and burdens involved in compliance with the limitations for deductibility contained in Section 162(m) against the value of the tax benefits to be obtained by the Corporation thereby, and will in certain instances pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

Compensation and Stock Option Committee
Frederic V. Malek, Chairman
Dennis F. Hightower
George J. Kourpias
V. A. Ravindran

Summary Compensation Table

    The following table provides certain summary information concerning compensation earned by the Corporation's President and Chief Executive Officer and the four other most highly paid executive officers of the Corporation for services rendered in all capacities to the Corporation during 1999:

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Salary $	Bonus $		Other Annual Compensation(1) $	Restricted Unit Awards $		Shares Underlying Options #	LTIP Payouts $		All Other Compensation(2) $
John H. Dasburg President & Chief Executive Officer
1999	500,000	1,049,750	(3)	31,867	2,002,500	(4)	—		(5)	66,594
1998	500,000	—		28,376	—		—	2,668,500	(6)	64,403
1997	500,000	490,000		28,422	—		—	2,668,500	(6)	58,411
Richard H. Anderson Executive Vice President & Chief Operating Officer
1999	432,599	285,390		23,231	—		200,000	—		56,252
1998	375,250	—		21,857	—		60,000	—		38,860
1997	348,186	209,235		25,671	—		50,000	—		36,109
Douglas M. Steenland Executive Vice President & Chief Corporate Officer
1999	432,599	285,390		19,115	—		200,000	—		34,669
1998	375,000	—		19,158	—		60,000	—		34,151
1997	348,358	246,755		17,488	—		50,000	—		29,582
Mickey P. Foret Executive Vice President & Chief Financial Officer, President—Northwest Airlines Cargo
1999	400,000	253,680		72,322	—		—	—		108,411
1998(7)	217,619	250,000		36,785	—		100,000	—		64,135
J. Timothy Griffin Executive Vice President— Marketing & Distribution(8)
1999	371,390	237,825		244	—		90,000	—		4,772

(1)
Represents tax reimbursement payments.

(2)
The amounts shown for 1999 include (a) the amount of premiums paid for split-dollar life insurance policies ($45,540 for Mr. Dasburg, $34,678 for Mr. Anderson, $27,748 for Mr. Steenland, and $49,500 for Mr. Foret); (b) medical expense reimbursement payments ($9,594 for Mr. Dasburg, $5,399 for Mr. Anderson, $5,154 for Mr. Steenland, and $5,277 for Mr. Foret); (c) the cost of certain travel benefits provided by the Corporation to persons designated by the executive ($10,285 for Mr. Dasburg, $15,000 for Mr. Anderson, $592 for Mr. Steenland, $10,065 for Mr. Foret, and $3,597 for Mr. Griffin); (d) $750 in contributions to the Corporation's 401(k) retirement plan for each of the named executive officers; (e) $425 in premiums paid for personal excess liability insurance for Messrs. Dasburg, Anderson, Steenland and Griffin; and (f) reimbursement for certain relocation expenses for Mr. Foret in the amount of $42,819.

(3)
Includes the dollar value of 20,000 phantom stock units granted to Mr. Dasburg in April 1999 which were vested immediately upon grant and settled in cash ($521,250).

(4)
Represents the dollar value of 60,000 phantom stock units granted to Mr. Dasburg in April 1999, based on the per share closing price of Common Stock on the Nasdaq National Market on the date of grant ($33.375). Each unit represents the right to receive a cash payment on the vesting date equal to the average closing price of a share of Common Stock during the period beginning on January 10 and ending on January 20 immediately following the applicable vesting date. Under the terms of the phantom stock award, 20,000 units will vest on December 31 of 1999, 2000 and 2001 so long as Mr. Dasburg remains employed by the

  Company on such vesting date. On December 31, 1999, 40,000 units remain unvested, with a total dollar value of $890,000 based on the closing market price per share of the Common Stock on December 31, 1999 ($22.25).

(5)
Under the Northwest Airlines Corporation 1996 Retention and Long Term Incentive Compensation Plan, the plan administrator will determine, prior to July 1, 2000 whether the performance standards for the two year performance period ending December 31, 1999 have been satisfied. If such performance standards are determined to have been satisfied, 50,000 units will vest as of December 31, 1999 and Mr. Dasburg will be entitled to receive a cash payment in settlement of such units on or before July 1, 2000. Each unit has a fixed value of $53.37.

(6)
Each of the amounts shown for 1997 and 1998 represents the cash payments on July 1, 1998 and July 1, 1999, respectively, in settlement of 50,000 phantom stock units granted pursuant to the 1996 Long Term Incentive Plan. On December 31, 1997 and December 31, 1998, 50,000 units vested based on the satisfaction of certain established performance standards for the two-year performance period ending on each such date. As stated in footnote (5), each unit has a fixed value of $53.37.

(7)
Mr. Foret's election as Executive Vice President and Chief Financial Officer of the Company became effective on September 3, 1998.

(8)
Mr. Griffin's election as Executive Vice President—Marketing & Distribution became effective on January 25, 1999.

Stock Option Grants in 1999(1)

    The following table provides information on stock option grants in 1999 to the named executive officers.

	Individual Grants
Name	Number of Shares Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 1999	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Value($)(2)
John H. Dasburg	—	—	—	—	—
Richard H. Anderson	60,000	4.0060	23.8438	1/28/09	552,888
	140,000	9.3473	31.3125	4/22/09	1,749,188
Douglas M. Steenland	60,000	4.0060	23.8438	1/28/09	552,888
	140,000	9.3473	31.3125	4/22/09	1,749,188
Mickey P. Foret	—	—	—	—	—
J. Timothy Griffin	40,000	2.6706	23.8438	1/28/09	368,592
	50,000	3.3383	31.3125	4/22/09	624,710

(1)
Each stock option has a term of 10 years. The options are generally exercisable in increments of 20 percent per year over a five year period.

(2)
The Black-Scholes model used to calculate the hypothetical values at date of grant considers a number of factors to estimate the option's present value, including the stock's projected volatility, the exercise period of the option, interest rates and the vesting features of the option. The following assumptions were used in determining the values under the Black-Scholes model: (i) risk-free rate of return: 4.574 percent for the 1/28/99 grants, and 5.148% for the 4/22/99 grants, (ii) expected stock price volatility: 30.00 percent, (iii) exercise period: six years from the grant date, and (iv) dividend yield: 0.00 percent.

Stock Option Exercises in 1999 and December 31, 1999 Stock Option Values

			Number of Securities Underlying Unexercised Options Held At December 31, 1999 (#)
					Value of Unexercised In-the-Money Options At December 31, 1999(1)($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John H. Dasburg	—	—	399,968	—	3,699,704	—
Richard H. Anderson	—	—	117,759	287,262	603,639	—
Douglas M. Steenland	—	—	149,437	289,115	978,183	—
Mickey P. Foret	—	—	22,500	77,500	—	—
J. Timothy Griffin	—	—	22,048	106,680	64,146	—

(1)
Based on the per share closing price of Common Stock ($22.25) on the Nasdaq National Market on December 31, 1999 minus the exercise price of such options.

Pension Plan Table

	Annual Retirement Benefits
Final Average Annual Compensation	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$ 200,000	$57,521	$76,698	$95,864	$115,041	$115,041
$ 300,000	87,521	116,700	145,862	175,041	175,041
$ 400,000	117,521	156,702	195,860	235,041	235,041
$ 500,000	147,521	196,704	245,858	295,041	295,041
$ 600,000	177,521	236,706	295,856	355,041	355,041
$ 700,000	207,521	276,708	345,854	415,041	415,041
$ 800,000	237,521	316,710	395,852	475,041	475,041
$ 900,000	267,521	356,712	445,850	535,041	535,041
$1,000,000	297,521	396,714	495,848	595,041	595,041
$1,100,000	327,521	436,716	545,846	655,041	655,041
$1,200,000	357,521	476,718	595,844	715,041	715,041

    The table above shows the estimated annual retirement benefit as of December 31, 1999, which would be payable in the aggregate to the Corporation's named executive officers under the Northwest Airlines, Inc. Retirement Plan for Management Employees (the "Retirement Plan") and the Northwest Airlines, Inc. Officers Excess Benefit Plan (the "Excess Benefit Plan"). The benefit levels in the table assume retirement at age 65, the credited years of service shown and payment in the form of a single life annuity.

    The Retirement Plan is a non-contributory defined benefit retirement plan which complies with the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies for federal exemption under the Internal Revenue Code of 1986, as amended (the "Code"). The amount of the normal annual retirement benefit payable under the Retirement Plan is generally determined by multiplying the employee's final average annual compensation by 60 percent and reducing such amount by an offset for Social Security benefits payable to the employee and for service of less than 30 years. Final average compensation for purposes of determining retirement benefits under the Retirement Plan is the average of the employee's highest 60 consecutive months of total annual cash compensation (including base salary and incentive compensation reported in the "Bonus" column of the Summary Compensation Table) during the 120 calendar month period immediately preceding termination of employment. As of December 31, 1999, the credited years of service under the Retirement Plan and the Excess Benefit Plan for

Messrs. Dasburg, Anderson, Steenland, Foret and Griffin and Steenland are 10.2, 9.2, 8.5, 6.6 and 6.6, respectively.

    The benefit levels shown in the table above do not reflect limitations imposed by the Code on retirement benefits that may be paid under plans qualified under the Code. The Excess Benefit Plan provides retirement benefits to which officers of the Corporation would be entitled but for the limit on the maximum annual benefit payable under ERISA and the Code and the limit on the maximum amount of compensation which may be taken into account under the Retirement Plan ($160,000 as of December 31, 1999). The Corporation has agreed to supplement the retirement benefits of Messrs. Dasburg, Anderson, Foret and Steenland as follows: in the case of Messrs. Anderson, Steenland and Foret, by agreeing to grant each of them over a period of five years up to 10 years of additional credited years of service; and in the case of Mr. Dasburg, by agreeing to grant him up to 21 additional credited years of service during the 1994 to 1999 period and a minimum annual pension benefit of $500,000 beginning at age 60. In addition, the Corporation has agreed to define final average compensation for purposes of determining retirement benefits for Messrs. Dasburg, Anderson, Steenland and Foret as the average of the executive's monthly earnings for the highest 36 months (whether or not consecutive) during the 120 calendar month period immediately preceding termination of employment.

Employment Agreements

    The Corporation has entered into agreements with Messrs. Anderson, Steenland and Griffin which entitle the executive to receive a base salary and to participate in the Corporation's Cash Incentive Plan. The agreements have no set terms and the executive's employment under his agreement is terminable by either party for any reason upon 30 days written notice. In the event of a termination of the executive's employment by the Corporation other than for "cause" (as defined in the agreement) or by the executive for "good reason" (as defined in the agreement) or due to death or disability, the executive will continue to receive certain specified health and welfare benefits under the Corporation's benefit plans and programs for a specified period of time and will receive a severance payment equal to, in the case of Messrs. Anderson and Steenland, two times the executive's annual base salary and target incentive payment and, in the case of Mr. Griffin, one times his annual base salary and a pro-rated portion of his target incentive payment. If the executive's employment is terminated by the Corporation for any reason other than cause within two years after a "change in control" (as defined in the agreement) or by the executive at any time within six months after such two year period, in either case, the executive will be entitled to all payments and benefits otherwise due for termination. Messrs. Anderson and Steenland also will realize the supplemental retirement benefits described above and accelerated vesting of their outstanding stock options in certain circumstances. Each executive also is entitled to lifetime travel privileges and a gross-up payment for any excise taxes imposed under Section 4999 of the Code on any payment or distribution made to him by the Corporation. Messrs. Anderson and Steenland are each subject to a one year covenant not to compete in the event the executive terminates his employment without good reason or is terminated by the Corporation for cause.

    The Corporation has agreed to pay Mr. Foret a severance payment equal to three times his annual base salary and target incentive payment in the event his employment is terminated by the Corporation other than for cause or by Mr. Foret for good reason. In such event, Mr. Foret will also realize the supplemental retirement benefits described above and will continue to receive certain specified health and welfare benefits under the Corporation's benefit plans and programs for a specified period following his termination of employment. Mr. Foret is also entitled to lifetime travel privileges and accelerated vesting of his outstanding stock options in certain circumstances. Mr. Foret is subject to a one year covenant not to compete in the event he terminates his employment without good reason or is terminated by the Corporation for cause.

    Messrs. Dasburg, Anderson, Steenland and Foret participate in the Corporation's Executive Life Insurance Plan pursuant to which the Corporation pays the premium with respect to a $1.0 million whole life insurance policy for each executive. In certain circumstances, the Corporation will recover certain of the premiums in the event of the executive's death. Each executive or a trust designated by such executive is the owner of the policy and the Corporation reimburses the executive for tax liabilities arising from such premium payments. Messrs. Dasburg, Anderson, Steenland and Foret are also entitled to receive certain additional medical benefits.

Performance Graph

    The following graph compares the cumulative total stockholder return on the Corporation's Common Stock for the last five fiscal years with the cumulative total return for the same period of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Airline Index ("S&P Airline Index"). The graph assumes the investment of $100 in the Corporation's Common Stock, the S&P 500 Index and the S&P Airline Index on December 31, 1994 and reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Cumulative Total Stockholder Return
	Northwest Airlines Corporation	S&P 500 Index	S&P Airline Index (1)
12/31/94	$100.00	$100.00	$100.00
12/31/95	$323.81	$134.11	$145.86
12/31/96	$248.41	$161.29	$159.72
12/31/97	$303.97	$211.30	$268.56
12/31/98	$162.30	$267.65	$259.61
12/31/99	$141.27	$319.91	$257.25

	12/31/94	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99
Northwest Airlines Corporation	$100	$323.81	$248.41	$303.97	$162.30	$141.27
S&P 500 Index	$100	$134.11	$161.29	$211.30	$267.65	$319.91
S&P Airline Index(1)	$100	$145.86	$159.72	$268.56	$259.61	$257.25

(1)
The S&P Airline Index consists of American Airlines, Delta Air Lines, Southwest Airlines and US Airways.

AUDITORS

    Upon the recommendation of the Audit and Safety Committee, the Board of Directors has selected Ernst & Young LLP as the independent auditors of the Corporation and its consolidated subsidiaries for the fiscal year ending December 31, 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if desired and will be available to respond to appropriate questions.

OTHER BUSINESS AND DIRECTOR NOMINATIONS

    Management and the Board of Directors do not know of any matters other than those set forth above that will be presented for consideration at the Annual Meeting. However, execution of a proxy, unless otherwise indicated, confers on the persons named as proxies discretionary authority to vote the shares represented in accordance with their best judgment on other business, if any, that may properly come before the Annual Meeting.

    The Corporation's Bylaws require that, subject to the exclusive rights of any class or series of stock having preference over the Common Stock to elect Series C Directors or directors of the Corporation upon the happening of certain events, nominations of candidates for election as directors of the Corporation at any meeting of stockholders may be made by the Chairman of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the requirements of the Corporation's Bylaws. Among other things, not more than 120 days nor less than 60 days prior to the date of the anniversary of the annual meeting of stockholders held in the prior year, any stockholder who intends to make a nomination at the annual meeting shall deliver to the Office of the Secretary of the Corporation written notice which complies with the requirements of Section 1(c) of Article III of the Corporation's Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and persons who beneficially own more than ten percent of any class of the Corporation's equity securities ("Reporting Persons") to file reports of holdings and transactions in the Corporation's equity securities. Based on the Corporation's records and other information, the Corporation believes that all Securities and Exchange Commission filing requirements applicable to its Reporting Persons during 1999 were complied with except that a Form 3 was filed late on behalf of Messrs. Benning and Coulter.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    In order for a stockholder proposal to be considered for inclusion in the Corporation's proxy statement for the annual meeting of stockholders to be held in 2001, it must be received by the Corporation on or before November 29, 2000. The Securities and Exchange Commission rules contain standards as to what stockholder proposals are required to be included in a company's proxy statement. In addition, the Corporation's Bylaws provide that any stockholder intending to introduce a proposal at the annual meeting of stockholders must notify the Corporation in writing not more than 120 days and not less than 90 days prior to the date of the anniversary of the annual meeting of stockholders held in the prior year. The notice must comply with the requirements of Section 10(a)(2) of Article II of the Corporation's Bylaws.

    Whether or not you expect to attend the Annual Meeting, please sign the enclosed proxy card and return it in the enclosed stamped envelope or vote your shares by telephone in accordance with the instructions set forth on the accompanying proxy card.

                      By Order of the Board of Directors,
                      /s/ Douglas M. Steenland
                      Douglas M. Steenland
                       Executive Vice President,
                      Chief Corporate Officer and Secretary

March 29, 2000

Proxy Card

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NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway,
Eagan, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors.

    The undersigned hereby appoints as proxies, John H. Dasburg and Douglas M. Steenland, each with power to act alone and to appoint his substitute, and hereby authorizes them to represent and to vote as directed all shares of stock of Northwest Airlines Corporation held of record by the undersigned on February 29, 2000 at the Annual Meeting of Stockholders to be held at the Equitable Life Building, 787 Seventh Avenue, New York, New York at 9:30 a.m. (EDT) on April 28, 2000, and at any adjournments thereof. This Proxy authorizes each of them to vote at his discretion on any other matter that may properly come before the Meeting or any adjournment thereof. If no specific voting instructions are given, the shares will be voted in accordance with the recommendation of the Board of Directors.

PLEASE VOTE BY TELEPHONE OR MARK, DATE, SIGN AND RETURN
THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Continued, and to be signed and dated on reverse side)

                                    COMPANY #
                                    CONTROL #

YOUR VOTE IS IMPORTANT
VOTE BY TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the attached proxy card. When you vote by telephone, you are making the certification set forth immediately above the signature box located on the bottom right hand corner of this proxy card.

Thank you for voting.

VOTING BY PHONE

1.
USING A TOUCH-TONE TELEPHONE, DIAL 1-800-240-6326. YOU MAY DIAL THIS TOLL FREE NUMBER AT YOUR CONVENIENCE 7 DAYS A WEEK, 24 HOURS A DAY.
2.
WHEN PROMPTED, ENTER THE 3 DIGIT COMPANY NUMBER LOCATED IN THE BOX ON THE UPPER RIGHT HAND CORNER OF THIS PROXY CARD.
3.
WHEN PROMPTED, ENTER YOUR 7 DIGIT NUMERIC CONTROL NUMBER THAT FOLLOWS THE COMPANY NUMBER.

  OPTION A: To vote as the Board of Directors recommends on ALL items, press 1.

  OPTION B: If you choose to vote on each item separately, press 0. You will hear these instructions:

To vote FOR ALL nominees, press 1. To WITHHOLD AUTHORITY TO VOTE FOR ALL nominees, press 9. To
 WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1. PLEASE STAY ON THE LINE UNTIL YOU HAVE BEEN PROMPTED AND HAVE RESPONDED REGARDING YOUR ATTENDANCE AT THE ANNUAL MEETING.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT MAIL BACK YOUR PROXY CARD.
THE TELEPHONE VOTING FACILITIES WILL CLOSE AT 12 PM (EDT) ON APRIL 27, 2000.

[Detach proxy card here if you are not voting by telephone]

- Please detach here -

The Board of Directors recommends a vote "FOR" Item 1.
1.	Election of Directors:			Proxy Card
	Nominees:	01–Richard C. Blum 02–Elaine L. Chao 03–Alfred A. Checchi 04–James G. Coulter	05–John H. Dasburg 06–Doris Kearns Goodwin 07–Dennis F. Hightower 08–Frederic V. Malek	09–Walter F. Mondale 10–V.A. Ravindran 11–Leo M. van Wijk 12–Gary L. Wilson
/ /	FOR all nominees except as marked	/ /	WITHHOLD AUTHORITY to vote for all nominees listed

NOTE: To withhold authority to vote for any individual nominee, mark the "FOR all except" box and write that nominee's number in the "Exceptions" box. Your shares will be voted for the remaining nominee(s)	Exceptions:
2. In their discretion, the Proxies are authorized to vote upon such matters as may properly come before the meeting.		If you are voting by mail, please sign, date and return this proxy card promptly using the enclosed envelope.
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ITEM 1.		Certification:
/ / Check this box if you plan to attend the Annual Meeting. / / Address change? Mark box and indicate changes below.		Pursuant to federal law and Northwest's Restated Certificate of Incorporation, Northwest's voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that it is a United States citizen as that term is defined in the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Corporation.
PLEASE SIGN exactly as name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, so indicate when signing. If the stockholder is a corporation, please give full title. If more than one trustee, all should sign.
Dated:

Signature

NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, MN 55121

Dear Northwest Airlines Corporation Employee Stock Plan Participant:

The Annual Meeting of the Stockholders of Northwest Airlines Corporation will be held on April 28, 2000.

As a participant in the Northwest Airlines Corporation Employee Stock Plan, you are entitled to direct the Trustee to vote the shares of stock allocated to your Employee Stock Plan account. The Trustee will vote, in its sole discretion, shares for which no instructions have been received. The Trustee will also vote in its sole discretion any shares allocated to your Supplemental Retirement Plan account.

Because your voting rights are important, you are strongly encouraged to direct the Trustee to vote your shares. You may provide voting directions by telephone in accordance with the telephone voting instructions set forth on the reverse side of this card or by mail. If you choose to provide voting directions by mail, please mark the appropriate box on the card below, date, sign and detach the card and return it to the Trustee in the enclosed postage paid envelope. All voting directions will be kept in strict confidence by the Trustee.

Your voting directions must be received by 12 p.m., EDT, on April 27, 2000, in order to be counted.

Sincerely,

Northwest Airlines Corporation

Voting Direction Card

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NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway, Eagan, MN 55121

DIRECTION TO TRUSTEE
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2000

As a participant in the Northwest Airlines Corporation Employee Stock Plan, I hereby direct the Trustee to vote the shares of stock allocated to my Employee Stock Plan account at the Annual Meeting of Stockholders which will be held on April 28, 2000, and at any adjournments thereof, in accordance with my instructions provided by telephone or as indicated on this card. I understand that the Trustee will vote, in its sole discretion, shares for which no directions have been received.

If you sign and return your direction card but do not check a box or otherwise provide specific directions with respect to the Proposal, the Trustee will vote your shares "FOR" the Proposal. In its discretion, the Trustee is authorized to vote upon any other business that may properly come before the Meeting.

PLEASE PROVIDE YOUR VOTING DIRECTIONS BY TELEPHONE OR MARK, DATE, SIGN
AND RETURN THIS CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Continued, and to be signed and dated on reverse side)

                                COMPANY #
                                CONTROL #

PROVIDE VOTING DIRECTIONS BY TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

Your telephone voting directions to the Trustee of the Northwest Airlines Corporation Employee Stock Plan directs the Trustee to vote the shares of stock allocated to your Employee Stock Plan account in the same manner as if you marked, signed and returned the attached voting direction card. The deadline for telephone voting is 12 p.m. (EDT) on April 27, 2000. When you provide voting directions by telephone, you are making the certification set forth immediately above the signature box located on the bottom right hand corner of this voting direction card.

PROVIDE VOTING DIRECTIONS BY PHONE

1.
USING A TOUCH-TONE TELEPHONE, DIAL 1-800-240-6326. YOU MAY DIAL THIS TOLL FREE NUMBER AT YOUR CONVENIENCE 7 DAYS A WEEK, 24 HOURS A DAY.

2.
WHEN PROMPTED, ENTER THE 3 DIGIT COMPANY NUMBER LOCATED IN THE BOX ON THE UPPER RIGHT HAND CORNER OF THIS PROXY CARD.

3.
WHEN PROMPTED, ENTER YOUR 7 DIGIT NUMERIC CONTROL NUMBER THAT FOLLOWS THE COMPANY NUMBER.

  OPTION A: To direct the Trustee to vote as the Northwest Airlines Corporation Board of Directors recommends on ALL items, press 1.

  OPTION B: If you choose to provide voting directions on each item separately, press 0. You will hear these instructions:

      To direct the Trustee to vote FOR ALL nominees, press 1. To direct the Trustee to WITHHOLD AUTHORITY TO VOTE FOR ALL nominees, press 9. To direct the Trustee to WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

WHEN ASKED, PLEASE CONFIRM YOUR VOTING DIRECTIONS BY PRESSING 1. PLEASE STAY ON THE LINE UNTIL YOU HAVE BEEN PROMPTED AND HAVE RESPONDED REGARDING YOUR ATTENDANCE AT THE ANNUAL MEETING

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT MAIL BACK YOUR VOTING DIRECTION CARD
[Detach proxy card here if you are not voting by telephone]

Please detach here

NORTHWEST AIRLINES CORPORATION
EMPLOYEE STOCK PLAN

The Board of Directors recommends a vote "FOR" Item 1.				Voting Direction Card
1.	Election of Directors:
	Nominees:	01–Richard C. Blum 02–Elaine L. Chao 03–Alfred A. Checchi 04–James G. Coulter	05–John H. Dasburg 06–Doris Kearns Goodwin 07–Dennis F. Hightower 08–Frederic V. Malek	09–Walter F. Mondale 10–V.A. Ravindran 11–Leo M. van Wijk 12–Gary L. Wilson
/ /	FOR all nominees except as marked	/ /	WITHHOLD AUTHORITY to vote for all nominees listed

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR all except" box and write the number(s) of the nominee(s) in the "Exceptions" box. Your shares will be voted for the remaining nominee(s).	Exceptions:
If you are responding by mail, please sign, date and return this voting direction card promptly
/ / Check this box if you plan to attend the Annual Meeting.		using the enclosed envelope.
/ / Address change? Marck box and indicate changes below.		Certification:
Pursuant to federal law and Northwest's Restated Certificate of Incorporation, Northwest's voting stock is subject to certain foreign ownership restrictions. By signing below, the undersigned represents that he or she is a United States citizen as that term is defined in the Federal Aviation Act.
Date:

Signature of Participant

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2000
NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway Eagan, Minnesota 55121
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2000
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
BENEFICIAL OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION
AUDITORS
OTHER BUSINESS AND DIRECTOR NOMINATIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING
YOUR VOTE IS IMPORTANT VOTE BY TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
PROVIDE VOTING DIRECTIONS BY TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK
NORTHWEST AIRLINES CORPORATION EMPLOYEE STOCK PLAN